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                                                                    EXHIBIT 23.1

[LETTERHEAD OF KPMG APPEARS HERE]


                       Independent Accountants' Consent
                       --------------------------------


The Board of Directors and Stockholders
Stillwater Mining Company:

We consent to incorporation by reference in the registration statements (Nos. 333-12455, 333-12419 and 333-58251) on Form S-3 and in the registration statements (Nos. 33-97358 and 333-70861) on Form S-8 of Stillwater Mining Company of our report dated January 19, 2000, except for the third and fourth paragraphs of note 6 which are as of February 22, 2000, relating to the consolidated balance sheet of Stillwater Mining Company and subsidiary as of December 31, 1999 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year then ended, which report appears in the December 31, 1999 annual report on Form 10-K of Stillwater Mining Company.


                                                                    /s/ KPMG LLP

Billings, Montana
March 22, 2000